                                                           Exhibit 99.8

                                                        Computershare
                                                        161 Bay State Drive
                                                        Braintree Massachusetts 02184
                                                        Telephone 800 279 7134
                                                        www.computershare.com
MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

                                                        ------------------------
                                                        C 1234567890
                                                        ------------------------

                                                        Primary Subscription
                                                        Rights 12345678901234
--------------------------------------------------------------------------------
BLUE VALLEY - REVISED SUBSCRIPTION RIGHTS CERTIFICATE AND REVISED ELECTION FORM
--------------------------------------------------------------------------------

DISCLAIMER PLEASE READ - The original  Subscription  Rights Certificate has been revised  because  of  the  information  described  in  the  enclosed  Prospectus
Supplement  No. 2. Please read the enclosed  Prospectus  Supplement No. 2, along with the  Prospectus,  before  completing and mailing this Revised  Subscription
Rights Certificate.

UNLESS THE EXERCISE  PERIOD IS EXTENDED,  THIS RIGHTS  OFFERING IS BEING FURTHER
EXTENDED TO EXPIRE AT (I) 5:00 P.M.,  EASTERN TIME, ON DECEMBER 22, 2008 FOR ALL
RECORD HOLDERS  ("RECORD HOLDER  EXPIRATION  DATE") AND (II) 5:00 P.M.,  EASTERN
TIME,  ON DECEMBER  17,  2008 FOR ALL  STOCKHOLDERS  WHO HOLD STOCK  THROUGH THE
RESTRICTED  STOCK AWARD  PROGRAM  AND/OR  THROUGH THE ESPP  PROGRAM  (THE "EARLY
EXPIRATION  DATE"  AND  TOGETHER  WITH  THE  "RECORD  HOLDER   EXPIRATION  DATE"
COLLECTIVELY REFERRED TO AS THE "EXPIRATION DATE").

Blue Valley Ban Corp.  has  distributed to each holder of its common stock owned as of record (each an "Eligible  Holder") at 5:00 p.m., Eastern Standard Time on
November 10, 2008 (the "Record Date"), at no charge, one non transferable right, for each share of common stock held as of the Record Date, to purchase 0.1352 of a share of common  stock of Blue Valley Ban Corp.  at $18.00 per full share (the
"Subscription  Rights"). Each Subscription Right entitles an Eligible Holder who fully  exercises its basic  subscription  privilege to  subscribe,  prior to the
Expiration Date, for additional  shares of common stock of Blue Valley Ban Corp.
at an exercise  price of $18.00 per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privilege as of the Expiration  Date or to the extent the Company  decides to increase the
size  of  the  offering  (the  "Oversubscription   Privilege").  The  terms  and
conditions of the Subscription  Rights offering are set forth in Blue Valley Ban
Corp.'s   Prospectus   dated  November  10,  2008  (as  it  may  be  amended  or
supplemented,  the  "Prospectus"),   which  is  incorporated  into  this  Rights
Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus.  The owner of this certificate is entitled to the number of basic  Subscription  Rights,  and is entitled  to exercise  the basic  Subscription  Rights  for the  number  of  shares,  shown on this  Rights
Certificate.

                  THE SUBSCRIPTION RIGHTS ARE NON TRANSFERABLE

The Subscription  Rights are non transferable.  The Subscription Rights will not be listed on any  securities  exchange  or  quoted  on any  automated  quotation system.  Blue Valley Ban Corp. cannot assure you that the shares of common stock of Blue Valley Ban Corp. issued in respect of exercised Subscription Rights will ever be listed on the New York Stock  Exchange,  the Nasdaq Global Select Market
or any other securities exchange or quotation system.

                                 EXERCISE PRICE

The  exercise  price  for  the  Subscription  Rights  and  the  Oversubscription
Privilege is $18.00 per full share. A fractional  Subscription Right will not be exercisable unless it is aggregated with other fractional Subscription Rights so that when  exercised,  in the aggregate,  such  fractional  Subscription  Rights result in the purchase of a whole share of common stock of Blue Valley Ban Corp.
In  other  words,   fractional  Subscription  Rights  cannot  be  exercised  for fractional shares of common stock of the Company.

Holder ID       COY             Class           Rights Qty Issued       Rights Cert. #

1234576789      XXXX        Discount Rights     XXX.XXXXXX              123456789

Signature of Owner and U.S. Person for Tax Certification    Signature of Co-Owner (if more than one registered holder listed)   Date (mm/dd/yyyy)
-------------------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------------------------

                          METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR  SUBSCRIPTION  RIGHTS,  YOU MUST PROPERLY COMPLETE AND
SIGN  THIS  RIGHTS  CERTIFICATE  AND  RETURN  IT IN  THE  ENVELOPE  PROVIDED  TO
COMPUTERSHARE  TRUST COMPANY,  N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT
EQUAL TO THE APPLICABLE  EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES
OF COMMON  STOCK  THAT YOU ARE  REQUESTING  TO  PURCHASE  TO THE  RIGHTS  AGENT,
COMPUTERSHARE  TRUST COMPANY,  N.A., BY THE RECORD HOLDER EXPIRATION DATE AND/OR
THE EARLY EXPIRATION DATE, AS APPLICABLE.

Full  payment of the  exercise  price for each share of common stock you wish to purchase be must made in U.S.  dollars by (1) certified  check drawn upon a U.S.
bank payable to Computershare  Trust Company,  N.A. or (2) cashier's check drawn upon a U.S. bank or express money order payable to Computershare  Trust Company,
N.A., in each case in accordance  with the  "Instructions  for  Completion  Blue
Valley Ban Corp.  Subscription Rights Certificates" that accompanied the mailing of the  Prospectus.  Notwithstanding  the foregoing,  Eligible  Holders who hold shares as a depository  or nominee  must make all  payments by wire  transfer of immediately  available funds to the account  maintained by  Computershare  Trust
Company, N.A.

Payments of the  exercise  price for the common  stock will be held in an escrow account until five business days  following  the  Expiration  Date,  unless Blue
Valley Ban Corp.  withdraws or terminates the Subscription  Rights offering.  No interest will be paid to you on the funds you deposit with the Rights Agent. You will not receive any  interest on the  payments  held by the Rights Agent before your shares have been issued to you or your payment is returned to you,  without interest, because your exercise has not been satisfied for any reason.

SECTION 1:  OFFERING INSTRUCTIONS (check the appropriate box or boxes)
IF YOU HAVE PREVIOUSLY  RETURNED YOUR RIGHTS CERTIFICATE AND DO NOT WISH TO MAKE
ANY CHANGES:
  After reviewing the Prospectus and Prospectus Supplement No. 2, I have decided to confirm my earlier rights election for the same number of shares I designated in my original Subscription Certificate.

                                     - OR -
IF YOU HAVE PREVIOUSLY RETURNED YOUR RIGHTS CERTIFICATE AND WISH TO MAKE ANY CHANGES:
  After  reviewing the  Prospectus  and  Prospectus  Supplement No 2, I elect to cancel my earlier rights  election,  receive a refund of my earlier  payment and not participate in the Rights Offering.  I understand that by checking this box,
I am electing not to participate in the Rights  Offering,  and that my choice is irrevocable.

  After reviewing the Prospectus and Prospectus Supplement No. 2, I have decided to replace my earlier rights election with the following:

       I apply for ALL of my entitlement of new shares pursuant to the basic subscription

     __________________ x .1352 = ________________________ x $18.00 per share = $ ______________________
     (no. of  subscription  rights)  (no. of new shares)                         (dollar  amount of
                                                                                       payment)

     Example: If you own 1,000 shares of common stock, your basic subscription right permits the purchase of 135 shares.  (1,000 purchase rights/7.396  = 135.21,  with  fractional  shares  rounded  down to the nearest whole number).

       In addition, I apply for additional shares pursuant to the Oversubscription
     Privilege*

     __________________ x .1352 = ________________________ x $18.00 per share = $ ______________________
     (no. of  subscription  rights)  (no. of new shares)                         (dollar  amount of
                                                                                       payment)
       I elect not to apply for my full entitlement of new shares, and instead I apply for:

     __________________ x .1352 = ________________________ x $18.00 per share = $ ______________________
     (no. of  subscription  rights)  (no. of new shares)                         (dollar  amount of
                                                                                       payment)

IF YOU HAVE NOT PREVIOUSLY RETURNED YOUR RIGHTS CERTIFICATE BUT WISH TO PARTICIPATE:
After reviewing the Prospectus and Prospectus Supplement No. 2, I elect the following:

       I apply for ALL of my entitlement of new shares pursuant to the basic subscription

     __________________ x .1352 = ________________________ x $18.00 per share = $ ______________________
     (no. of  subscription  rights)  (no. of new shares)                         (dollar  amount of
                                                                                       payment)

       In addition, I apply for additional shares pursuant to the Oversubscription
     Privilege*

     __________________ x .1352 = ________________________ x $18.00 per share = $ ______________________
     (no. of  subscription  rights)  (no. of new shares)                         (dollar  amount of
                                                                                       payment)

       I elect not to apply for my full entitlement of new shares, and instead I apply for:

     __________________ x .1352 = ________________________ x $18.00 per share = $ ______________________
     (no. of  subscription  rights)  (no. of new shares)                         (dollar  amount of
                                                                                       payment)
IF YOU HAVE NOT PREVIOUSLY  RETURNED YOUR RIGHTS CERTIFICATE  BECAUSE YOU DO NOT
WISH TO PARTICIPATE,  AND CONTINUE TO WISH NOT TO PARTICIPATE,  PLEASE DISREGARD
THIS MAILING.

*You can only participate in the oversubscription privilege if you have subscribed for your full entitlement of new shares pursuant to the basic subscription.

SECTION 2:  SUBSCRIPTION AUTHORIZATION

I acknowledge that I have received the Prospectus and Prospectus  Supplement No.
2 for this  offering of  Subscription  Rights,  and I hereby  subscribe  for the number of shares  indicated  above on the terms and conditions  specified in the
Prospectus relating to the basic subscription and the Oversubscription Privilege in the Rights Offering.

Signature  of  Subscriber(s)  Address,  if  different  from that  listed on this
Subscription Certificate:

------------------------      --------------------------------------------------

------------------------      --------------------------------------------------
Telephone number (including area code):

Please complete all applicable information and return to:  COMPUTERSHARE TRUST COMPANY, N.A.
By First Class Mail:                                                   By Hand, Express Mail or Overnight Delivery:
Computershare Trust Company, N.A.                                      Computershare Trust Company, N.A.
Corporate Actions Voluntary Offer,                                     Corporate Actions Voluntary Offer
P.O. Box 43011, Providence, RI 02940-3011                              250 Royall Street, Suite V, Canton, MA 02021